UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2025

NAYA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court

Sarasota, Florida 34240

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	NAYA	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2025, NAYA Biosciences, Inc., a Nevada corporation (the “Company”), consummated a public offering (the “Offering”) of 13,615,171 units (“Units”), each consisting of either one share of common stock, par value $0.0001 per share (the “Common Stock”), or one pre-funded warrant to purchase one share of Common Stock (“Pre-Funded Warrants”) in lieu thereof, and one warrant to purchase one share of Common Stock at an offering price of $0.70 per Unit. The warrants are exercisable from and after the date of their issuance and expire on the five-year anniversary of such date, at an exercise price of $0.70 per share of Common Stock. Each Pre-Funded Warrant is immediately exercisable at an exercise price of $0.0001 per share and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. In connection with the Offering, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors who purchased Units in this Offering.

The securities issued in the Offering were offered pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-283872) (the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 17, 2024 and declared effective on January 13, 2025.

The Company closed the Offering on January 14, 2015, raising gross proceeds of approximately $9.5 million before deducting placement agent fees and other offering expenses payable by the Company.

The Company intends to utilize (i) up to $2,500,000 of the net proceeds to fund the second installment of the purchase price for the Wisconsin Fertility Institute; (ii) $4,000,000 to redeem 4,000 shares of the Company’s Series C-2 preferred stock with a stated value of $4,000,000; (iii) up to $1,950,000 towards outstanding debt obligations that are or will become payable upon completion of the Offering and that the Company does not otherwise restructure or refinance, and (iv) the balance of the net proceeds of the Offering for clinical trials, product development, marketing, strengthening the corporate management team, working capital, and general corporate purposes.

Also in connection with the Offering, on January 13, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which (i) the Placement Agent agreed to act as lead placement agent on a “best efforts” basis in connection with the Offering, and (ii) the Company agreed to pay the Placement Agent an aggregate fee equal to 6.5% of the gross proceeds raised in the Offering (or 5.0% in the case of certain investors) and warrants to purchase up to 746,357 shares of Common Stock at an exercise price of $0.875 per share (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable at any time after the six-month anniversary of the closing date, from time to time, in whole or in part, until five (5) years from the commencement of sales of the securities in the Offering. Additionally, the Company reimbursed the Placement Agent for certain expenses and legal fees up to $90,000.

The Placement Agency Agreement and the Purchase Agreement contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the investors, as the case may be and other obligations of the parties.

Pursuant to the terms of the Purchase Agreements and the Placement Agency Agreements, the Company has agreed that for a period of up to ninety (90) days from the closing of this Offering, that neither the Company nor any subsidiary may (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, in each case, subject to certain exceptions. The Company has also agreed not to effect or enter into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a Variable Rate Transaction, as defined in the Purchase Agreements, for a period of up to twelve (12) months following the closing of the Offering, subject to certain exceptions.

On January 14, 2025, the Company entered into a warrant agency agreement (the “Warrant Agent Agreement”), with Transfer Online, Inc. appointing Transfer Online, Inc. as Warrant Agent for the Warrants.

In connection with the Offering, on January 13, 2025, the Company entered into a Class C-2 Preferred Stock Redemption Agreement (the “Redemption Agreement”) with Five Narrow Lane, LP (“FNL”), pursuant to which the Company agreed to purchase and acquire from FNL 4,000 shares of the Company’s Series C-2 Convertible Preferred Stock (the “C-2 Preferred Stock”) for $4,000,000. Accrued dividends of $104,444.44, plus any other accrued payments under the Certificate of Designations for the C-2 Preferred Stock, remain outstanding.

The foregoing does not purport to be a complete description of each of the Placement Agency Agreement, the Warrant Agency Agreement, the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants, the Purchase Agreement, and the Redemption Agreement and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4, 10.1, and 10.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the potential use of proceeds of the Offering is incorporated herein by reference.

As a result of the Offering, we were required to apply $500,000 of the gross proceeds of the Offering to the redemption of the principal amount of a 7.0% Senior Secured Convertible Debenture in the principal balance of $4,434,146 due December 11, 2025 held by FNL.

As a result of the Offering, we were required to repay the outstanding amount owed of $129,800 under a convertible promissory note held by FirstFire Global Opportunities Fund, LLC.

As a result of the Offering, we were required to repay the outstanding amount owed of $281,156 under certain convertible promissory notes issued in January and March 2023.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 10, 2025, the Company received notice (the “Notice”) from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it no longer complies with Nasdaq Listing Rules 5620(a) and 5801(s)(2)(G) that require companies listed on The Nasdaq Capital Market to hold an annual meeting of shareholders (an “ASM”) within twelve months of the fiscal year’s end (the “ASM Rule”). The Company did not hold an ASM in its fiscal year ended December 31, 2024. The Notice has no immediate effect on the listing of the Company’s common stock and the Company’s common stock continues to trade on The Nasdaq Capital Market under the symbol “NAYA.”

Pursuant to the Notice, Nasdaq has given the Company 45 calendar days, or until February 24, 2025, to submit to Nasdaq a plan to regain compliance. If the Company’s plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the fiscal year end, or until June 30, 2025, to evidence compliance.

The Company intends to hold the ASM in March 2025. At the ASM, the Company’s stockholders will be asked to (i) elect directors, (ii) ratify the Company’s auditors for the fiscal year ended December 31, 2024, (iii) approve an increase in the amount of authorized shares under the Company’s Second Amended and Restated 2019 Stock Incentive Plan, (iv) approve the issuance of the Company’s common stock issuable upon conversion of the Company’s Series C-1 Convertible Preferred Stock and the Series C-2 Preferred, and (v) approve an amendment to the Company’s articles of incorporation to (1) increase the number of shares of the Company’s authorized common stock to at least 100,000,000 shares, and (2) effectuate a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20, as determined by the Company’s board of directors in its discretion.

The Company plans to timely submit its plan to Nasdaq to regain compliance with the ASM Rule. There can be no assurance that the Company’s plan will be accepted or that if it is, the Company will be able to regain compliance. If the Company’s plan to regain compliance is not accepted, or if it is and the Company does not regain compliance within 180 days from the date of the Notice, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq could provide notice that the Company’s common stock will become subject to delisting. In such event, Nasdaq rules would permit the Company to appeal the decision to reject the Company’s proposed compliance plan or any delisting determination to a Nasdaq Hearings Panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates, and projections about the Company’s business based, in part, on assumptions made by its management, including, without limitation, the intended use of proceeds of the Offering. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict, many of which are beyond the Company’s control, including, among other things, the Company’s ability to maintain its listing of Common Stock on the Nasdaq Capital Market, and those risks that may be included in the periodic reports and other filings that the Company files from time to time with the SEC, which may cause the Company’s actual results, performance and achievements to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing the pricing of the Offering on January 13, 2025. A copy of such press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Placement Agency Agreement by and between the Company and the Placement Agent dated January 13, 2025.
4.1	Warrant Agency Agreement dated as of January 14, 2025 between the Company and Transfer Online, Inc.
4.2	Form of Pre-Funded Warrant
4.3	Global Warrant
4.4	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement by and between the Company and certain investors dated January 13, 2025.
10.2	Class C-2 Preferred Stock Redemption Agreement
99.1	Pricing Press Release dated January 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2025

NAYA BIOSCIENCES, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer